UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 8, 1999



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000



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Item 5.  Other Events

On April 6, 1999 Farm Family Holdings, Inc. issued a press release announcing that the Company acquired all of the outstanding capital stock of Farm Family Life Insurance Company pursuant to the terms of an Amended and Restated Option Purchase Agreement.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              FARM FAMILY HOLDINGS, INC.
                                                    (Registrant)




         April 8, 1999                        /s/ Philip P. Weber
--------------------------------   --------------------------------------------
            (Date)                                Philip P. Weber
                                                 President and CEO




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Exhibit 99

FOR IMMEDIATE RELEASE                       CONTACT:   Timothy A. Walsh
                                                       Executive Vice President
                                                       Finance & Treasurer
                                                       (518) 431-5410

        FARM FAMILY HOLDINGS ACQUIRES FARM FAMILY LIFE INSURANCE COMPANY

Glenmont, New York - April 6, 1999 - - Farm Family Holdings, Inc. (NYSE: FFH) announced today that the Company acquired all of the outstanding capital stock of Farm Family Life Insurance Company ("Farm Family Life") pursuant to the terms of an Amended and Restated Option Purchase Agreement, as amended (the "Option Purchase Agreement") among the Company and the shareholders of Farm Family Life (the "Selling Stockholders").

The Company paid an exercise price of $37.5 million to acquire Farm Family Life and Farm Family Life's wholly owned subsidiary, United Farm Family Insurance Company, consisting of $31.5 million of the Company's common stock and $6 million stated value of the Company's 6-1/8% voting preferred stock, less certain expenses paid by Farm Family Life. Under the terms of the Option Purchase Agreement, the price used to determine the number of shares of common and voting preferred stock issued in the acquisition was fixed at $35.72 per share. The Company issued 856,871 shares of common stock and 163,214 shares of voting preferred stock to the Selling Stockholders in payment of the exercise price.

Farm Family Life was established in 1953 to provide life insurance products for Farm Bureau(R) members principally in the Northeastern United States. Farm Family Life principally sells individual whole life, term and universal life products, in addition to single and flexible premium deferred annuities, single premium immediate annuities and disability income insurance products. United Farm Family Insurance Company is a property/casualty insurance company that provides flexible multi-line packages of insurance for those engaged in agricultural pursuits, as well as automobile, commercial general liability, umbrella liability, business owners, homeowners and other insurance products to rural and suburban policyholders. Farm Family Life operates in the same ten states as and through a common distribution system with Farm Family Casualty Insurance Company, the wholly owned subsidiary of Farm Family Holdings. In addition, Farm Family Life and United Farm Family Insurance Company are licensed to write insurance business in Pennsylvania and Maryland and began marketing their products in those states in 1998. The acquisition unites all of the Farm Family companies under the umbrella of Farm Family Holdings and provides the Company with additional strategic opportunities.



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The acquisition was previously approved by the affirmative vote of the majority of the outstanding shares of common stock of the Company on March 25, 1999.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.

------------------------------
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Option Purchase Agreement and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the fiscal year ended December 31, 1998 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.


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